Highbury Financial Inc. Reports Financial and Operating Results
for the Fourth Quarter and Full Year of 2008

Company Reports Basic and Diluted EPS of $(0.18) and
Basic and Diluted Cash EPS of $(0.01) for the Fourth Quarter

Company Reports Basic and Diluted EPS of $0.05 and
Basic and Diluted Cash EPS of $0.32 for the Full Year

Denver, Colorado, March 4, 2009 — Highbury Financial Inc. (OTCBB: HBRF, HBRFW, HBRFU) today reported its financial and operating results for the three months and full year ended December 31, 2008.

Net loss for the fourth quarter of 2008 was $1,680,157 compared to a net loss of $1,942,083 for the fourth quarter of 2007. Cash Net Income was $(83,572) for the three months ended December 31, 2008, compared to $904,641 for the three months ended December 31, 2007. Basic and diluted Cash Net Income per share (“Cash EPS”) for the fourth quarter of 2008 were $(0.01), compared to $0.09 for the fourth quarter of 2007. Cash Net Income is defined in the attached tables. Basic and diluted earnings per share for the fourth quarter of 2008 were $(0.18), compared to basic and diluted earnings per share of $(0.20) for the fourth quarter of 2007. Adjusted EBITDA for the three months ended December 31, 2008 was $(253,969), compared to $973,438 for the three months ended December 31, 2007. Adjusted EBITDA is defined in the attached tables. For the fourth quarter of 2008, revenue was $7,156,669, compared to $10,234,494 for the fourth quarter of 2007.

Net income for 2008 was $486,007 compared to net income of $852,892 for 2007. Cash Net Income was $2,923,434 for 2008, compared to $4,536,499 for 2007. Basic and diluted Cash EPS for 2008 were $0.32, compared to $0.48 and $0.42, respectively, for 2007. Basic and diluted earnings per share for 2008 were $0.05, compared to basic and diluted earnings per share of $0.09 and $0.08, respectively, for 2007. Adjusted EBITDA for 2008 was $3,371,382, compared to $5,683,798 for 2007. For 2008, revenue was $35,712,112, compared to $42,063,995 for 2007.

As of December 31, 2008, Highbury had approximately $3.5 billion of total assets under management, compared to approximately $5.1 billion as of December 31, 2007. As of December 31, 2008, mutual fund assets under management were approximately $3.4 billion, compared to approximately $5.0 billion as of December 31, 2007.  The aggregate decline in mutual fund assets under management of $1,574 million during 2008 resulted from a combination of (i) negative market appreciation and other adjustments, including distributions of income and gain, reinvestments of distributions, and other items, of approximately $1,786 million and (ii) net asset inflows, which represent aggregate contributions from new and existing clients less withdrawals, of approximately $212 million. During 2008, separate account assets under management decreased from $145 million as of December 31, 2007 to $115 million as of December 31, 2008.

Richard S. Foote, Highbury’s President and Chief Executive Officer, stated, “In 2008, Highbury’s weighted average assets under management totaled approximately $4.5 billion with a weighted average fee basis of 0.76%.”

Mr. Foote concluded, “As of December 31, 2008, Highbury had cash and cash equivalents and investments of $14.4 million and no debt outstanding.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; and (27) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenue	$7,156,669	$10,234,494	$35,712,112	$42,063,995

Net Income (Loss)	$(1,680,157)	$(1,942,083)	$486,007	$852,892

Cash Net Income (1)	$(83,572)	$904,641	$2,923,434	$4,536,499

Adjusted EBITDA (2)	$(253,969)	$973,438	$3,371,382	$5,683,798

Average shares outstanding - basic	9,125,097	9,527,000	9,158,692	9,527,000

Earnings per share - basic	$(0.18)	$(0.20)	$0.05	$0.09

Average shares outstanding - diluted	9,125,097	9,527,000	9,158,692	10,752,904

Earnings per share - diluted	$(0.18)	$(0.20)	$0.05	$0.08

Highbury Financial Inc.
Financial Highlights

	December 31, 2008	December 31, 2007

Cash and cash equivalents and investments	$14,431,021	$11,912,052

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$805,707	$844,980

Stockholders’ equity	$40,693,128	$43,781,671

Highbury Financial Inc.
Average Shares Outstanding

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Average shares outstanding - basic	9,125,097	9,527,000	9,158,692	9,527,000
Effect of dilutive instruments:
Warrants	-	-	-	1,225,904
Average shares outstanding - diluted	9,125,097	9,527,000	9,158,692	10,752,904

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net Income	$(1,680,157)	$(1,942,083)	$486,007	$852,892
Impairment of intangible	2,288,000	4,110,000	2,288,000	4,110,000
Intangible-related deferred taxes	(736,811)	(1,358,822)	(37,023)	(648,507)
Affiliate depreciation	45,396	95,546	186,450	222,114
Other non-cash expenses	—	—	—	—
Cash Net Income	$(83,572)	$904,641	$2,923,434	$4,536,499

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net Income	$(1,680,157)	$(1,942,083)	$486,007	$852,892
Provision for income taxes	(907,208)	(1,290,025)	410,925	498,792
Interest expense	—	—	—	—
Impairment of intangible	2,288,000	4,110,000	2,288,000	4,110,000
Depreciation and amortization	45,396	95,546	186,450	222,114
Other non-cash expenses	—	—	—	—
Adjusted EBITDA	$(253,969)	$973,438	$3,371,382	$5,683,798

Highbury Financial Inc.
Consolidated Balance Sheets
	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$10,244,469	$7,276,545
Investments	4,186,552	4,635,507
Accounts receivable	2,448,572	3,502,142
Prepaid expenses	239,434	270,086
Prepaid taxes	278,444	—
Total current assets	17,397,471	15,684,280

Other Assets
Fixed assets, net	806,637	991,260
Identifiable intangibles	22,982,000	25,270,000
Goodwill	3,305,616	7,046,412
Deferred tax assets	1,097,620	952,209
Other long-term assets	157,092	169,464
Total other assets	28,348,965	34,429,345

Total assets	$45,746,436	$50,113,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,407,601	$4,549,216
Income taxes payable	—	97,758
Total current liabilities	3,407,601	4,646,974

Deferred rent	805,707	844,980
Total Liabilities	4,213,308	5,491,954

Minority interest	840,000	840,000

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued	—	—
Common stock, $0.0001 par value, authorized 50,000,000 shares; 9,118,740 and 9,527,000 shares issued and outstanding as of December 31, 2008 and 2007, respectively	912	953
Additional paid-in capital	51,818,975	55,393,484
Accumulated deficit	(11,126,759)	(11,612,766)
Total stockholders’ equity	40,693,128	43,781,671
Total liabilities and stockholders’ equity	$45,746,436	$50,113,625

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenue	$7,156,669	$10,234,494	$35,712,112	$42,063,995

Operating expenses
Distribution and sub-advisory costs	3,332,757	4,864,947	16,514,898	19,857,033
Compensation and related expenses	1,191,339	1,551,746	6,037,770	6,643,587
Depreciation and amortization	45,396	95,546	186,450	222,114
Impairment of intangibles	2,288,000	4,110,000	2,288,000	4,110,000
Other operating expenses	2,124,664	1,835,876	5,970,130	5,727,206
Total operating expenses	8,982,156	12,458,115	30,997,248	36,559,940

Operating income (loss)	(1,825,487)	(2,223,121)	4,714,864	5,504,055

Other income (loss)
Interest income	64,238	116,185	155,172	458,105
Investment losses	(165,229)	(171,521)	(663,175)	(121,300)
Total other income (loss)	(100,991)	(55,336)	(508,003)	336,805

Income (loss) before minority interest	(1,926,478)	(2,278,457)	4,206,861	5,840,860

Minority interest in net income of subsidiary	660,887	953,651	3,309,929	4,489,176

Income (loss) before provision (benefit) for income taxes	(2,587,365)	(3,232,108)	896,932	1,351,684

Provision (benefit) for income taxes	(907,208)	(1,290,025)	410,925	498,792

Net income (loss)	$(1,680,157)	$(1,942,083)	$486,007	$852,892

Weighted average shares outstanding, basic	9,125,097	9,527,000	9,158,692	9,527,000
Net income (loss) per share, basic	$(0.18)	$(0.20)	$0.05	$0.09

Weighted average shares outstanding, diluted	9,125,097	9,527,000	9,158,692	10,752,904
Net income (loss) per share, diluted	$(0.18)	$(0.20)	$0.05	$0.08

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Year Ended December 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$486,007	$852,892

Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	186,450	222,114
Deferred income taxes	(145,411)	(864,933)
Interest income accrued	—	(120,848)
Investment losses	663,175	121,300
Minority interest in net income of subsidiary	3,309,929	4,489,176
Deferred rent	(39,273)	322,620
Impairment charge	2,288,000	4,110,000
Changes in operating assets and liabilities:
(Increase) decrease in :
Accounts receivable	1,053,570	144,280
Prepaid expenses	30,652	(48,866)
Prepaid taxes	(278,444)	—
Other current assets	—	13,670
Increase (decrease) in :
Accounts payable and accrued expenses	(837,001)	2,279,746
Income taxes payable	(97,758)	(144,331)
Net cash provided by operating activities	6,619,896	11,376,820

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(5,319,735)	(9,932,233)
Proceeds from sales of investments	5,105,515	5,296,274
Payment of costs of the acquisition		(19,464)
Proceeds from contingent payment	3,740,796	—
Decrease in other long term assets	12,372	—
Purchase of fixed assets	(1,827)	(117,480)
Net cash provided by (used in) investing activities	3,537,121	(4,772,903)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of underwriters’ purchase option	—	(1,300,000)
Repurchase of common stock	(1,751,467)	—
Repurchase of warrants	(1,823,083)
Distributions paid to minority interest holders	(3,614,543)	(4,276,077)
Net cash used in financing activities	(7,189,093)	(5,576,077)

Net increase in cash and cash equivalents	2,967,924	1,027,840

Cash and cash equivalents - beginning of year	7,276,545	6,248,705

Cash and cash equivalents - end of year	$10,244,469	$7,276,545

Supplemental schedule of non-cash financing and investing activities:
Leasehold improvements paid by landlord	$—	$522,360

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$932,538	$1,508,055

Highbury Financial Inc.
Notes

(1)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP Net Income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations. Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Minority interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.

(4)
Cash Net Income per share represents Cash Net Income divided by the diluted average shares outstanding. In this calculation, the potential share issuance in connection with our warrants is measured using a treasury stock method. Under this method, only the net number of shares of common stock equal to the value of the warrants in excess of the exercise price, if any, is deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are exercised. This method does not take into account any increase or decrease in our cost of capital in an assumed exercise.